SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Capital Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:

[Fidelity Fifty_Internal Comm_Proxy_Callouts]

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Market	Role	Responsibility
Strategic, Large, Mid, Emerging, Advisor & TEM	MD & SDLs, CR, ICs	Please review the information below to help you prepare for client interactions

To: MDs, SDLs, CR, and ICs

From: Fidelity Fifty Merger Team

Date: June 1, 2015

Subject: Fidelity Fifty Proxy Callouts

__________________________________________________________________________________________________

Background

As previously communicated, Fidelity is proposing to merge Fidelity Fifty into Focused Stock Fund. The fund is seeking shareholder approval for this proposal from those shareholders of record as of March 16, 2015. If approved, Fidelity Fifty would merge into Focused Stock Fund after close of business on July 24, 2015.

Participation for shareholders is extremely important. The week of May 3rd, 2015 shareholders that still had not voted their shares were included in a second mailing and reminder to vote.

Participants' votes are important, no matter how large or small their holdings are. The Special Meeting of Shareholders originally scheduled for May 12, 2015 was adjourned to June 9, 2015 because sufficient votes were not received by shareholders of the fund. To allow for additional time for shareholders to vote on the proposal, the fund adjourned the meeting. Shareholders who hold the fund in more than one account will be asked to vote for each account.

Fidelity has hired D.F. King as the fund's proxy solicitor to perform required mailings and to assist in gaining shareholder votes via phone. Calls from D.F. King will be from the 781 area code and displayed as "FIDELITY", or "King, DF" on the caller ID. Phone calls will cease when the necessary vote is reached or when the shareholder votes their proxy. Additional voting instructions are listed on the proxy voting card. Shareholders may also vote by mailing in their proxy voting card, by phone 1-877-296-4941 or online www.proxyvote.com/proxy.

Proposed Action

As a courtesy to our Clients, you may wish to inform them that their participants will continue to receive reminder mailings and may be contacted by telephone to vote their shares. The following template email has been prepared to assist in providing this notice.

Please note that during this proxy solicitation period it is critical that communications pertaining to this fund are limited to the above approved template email. Please reference updated Q&A.

Questions

If you have any additional questions, please contact your Investment Consultant or manager.

Thank you for your support.

**PLEASE NOTE** DO NOT REPLY TO THIS MAILBOX** FOR INTERNAL USE ONLY

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Subject: Participant Solicitation for Fidelity Fifty Proxy

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[Green Line with arrow logo appears] [bold green font] Participant Solicitation for Fidelity Fifty Proxy

As previously communicated, Fidelity Investments® has written to fund shareholders asking them to vote their proxy for the proposal to merge Fidelity Fifty into Focused Stock Fund, in which your participants may be invested. Given the low response rate, Fidelity sent a second written notice to shareholders who had not yet voted their proxies.

At this time, Fidelity has engaged D.F. King as the fund's proxy solicitor to obtain participant votes via phone. D.F. King will begin to reach out to participants who were shareholders of record on March 16, 2015, to help secure their votes. We encourage participants to vote their proxy materials to avoid additional mailings and/or telephone calls.

Your participants' votes are important, no matter how large or small their holdings are. The Special Meeting of Shareholders originally scheduled for May 12, 2015, was adjourned to June 9, 2015, because sufficient votes were not received by shareholders of the fund. The fund will not hold its shareholder meeting until we receive a sufficient number of votes. Shareholders who hold the fund in more than one account will be asked to vote for each account.

If you have any questions, please contact me.

Sincerely,

[MD Name]

Please do not reply to this email. This mailbox is not managed. If you need assistance, please contact your Fidelity representative.

The information in this email and subsequent attachments may contain confidential information that is intended solely for the attention and use of the named addressee(s). This message or any part thereof must not be disclosed, copied, distributed, or retained by any person without authorization from Fidelity Investments.

For plan sponsor and investment professional use only.

Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917

(copyright) 2015 FMR LLC. All rights reserved

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